10.22	1

JOINT VENTURE

EXPLORATION, EXPLOITATION & MINE OPERATING

AGREEMENT

by and between

MARIGOLD MINERAL HOLDINGS LLC.

and

U.S. PRECIOUS METALS, INC., and

U.S. PRECIOUS METALS DE MEXICO

SA (as wholly owned subsidiary)

January 10, 2017

JOINT VENTURE AND

EXPLORATION, DEVELOPMENT AND MINE OPERATING AGREEMENT

This A g r e e m e n t i s m a d e e f f e c t i v e a s o f January 10,

2017 ( the “ Effective D a t e ”) between

MARIGOLD

MINERLS HOLDINGS, LLC a

Nevada

company ("Marigold”) and

U.S.

PRECIOUS METALS, INC., and its wholly owned subsidiary U.S. PRECIOUS METALS DE

MEXICO S.A., a Mexican corporation (“Subsidiary”) (collectively with the Subsidiary, "USPR"),

and Marigold along with USPR also referred to collectively herein as the “Participants” to this joint venture.

RECITALS

A.

On November 16, 2016, Marigold Mineral Holding LLC, a Nevada company,

entered into negotiations with U.S. Precious Metals, Inc., a Delaware corporation (the

"Settlement

Talks"), the result of which is this agreement herein (the “Joint Venture Agreement.”) This

Joint Venture Agreement affects the Concessions, which are described on Exhibit A-1.1 situated in

Michoacan, United States of Mexico, which includes the Area of Interest described on Exhibit A-1.2.

B.

MARIGOLD previously proposed to provide USPR with a guaranteed, undivided,

non-dilutive 10% royalty interest in the exploitation revenue, mining operations, and sale of the

Concessions or sale of MARIGOLD.

C.

In the Settlement Talks, MARIGOLD p r o p o s e d t o provide THREE MILLION

AND FIVE HUNDRED THOUSAND DOLLARS ($3,500,00.00 USD) to be invested in the ongoing exploration and development of the Concessions under a Joint Venture and to fund the ongoing business operations of USPR for the purposes of proving up the mineral reserves on the Concessions.

D.

As further consideration for USPR to enter into this Joint Venture Agreement; (1)

the following litigation shall be dismissed with prejudice by the necessary parties pursuant to settlement agreement acceptable to all parties at issue; (i) the currently filed litigation claim and counterclaims pending against USPR and Resource Technology Corporation (RTC) currently pending before a U.S.

Federal Court in the Southern District of Florida, original case number 1:15-CV-2357 Plaintiff -

RTC, Defendant/Counterclaimant- USPR (“RTC Action”) and (ii) the action styled Gennaro Pane v.

U.S. Precious Metals, Inc. and David Cutler; currently pending in the Circuit Court of the 11th Judicial

Circuit, in and for Miami-Dade County, Florida (“Pane Action”) and (2) MARIGOLD h e r e b y agrees to ( i ) assume and timely discharge certain outstanding debts and liabilities of USPR identified on

Exhibit F as the “Assumed Obligations” (“Assumed Obligations”) and to guarantee to

USPR the full discharge of the Obligation and (ii) make best efforts to satisfy and resolve certain other outstanding debts and liabilities identified on Exhibit F as “Other

Obligations” (“Other Obligations”).

E.

As a result of Marigold’s assumption of the Assumed Obligations as stated above,

Marigold will designate three individuals to serve as directors on USPR’s board, one of whom shall be designated as Chairman. USPR’s existing board of directors shall appoint these new members to the board. The existing USPR board members shall resign their positions and shall enter into release agreements with the Company, and the new board members shall ratify the resignation of the prior

USPR board members and the stated release agreements.

H.

MARIGOLD and USPR now wish to set forth the terms and conditions of their agreement and settlement in accordance hereto.

NOW THEREFORE, in consideration of the covenants and conditions contained herein,

MARIGOLD and USPR agree as follows:

ARTICLE I

DEFINITIONS AND CROSS REFERENCES

1.1

Definitions.

The terms defined in Exhibit C and elsewhere shall have the defined meaning wherever used in this Joint Venture Agreement, including in Exhibits.

1.2 Cross References. References to "Exhibits," "Articles," "Sections" and "Subsections"

refer to Exhibits, Articles, Sections and Subsections of this Agreement. References to "Paragraphs"

and "Subparagraphs" refer to paragraphs and subparagraphs of the referenced Exhibits.

ARTICLE II

NAME, PURPOSES AND TERM

2.1 General. MARIGOLD and USPR hereby enter into this Joint Venture Agreement for the purposes hereinafter stated. All of the rights and obligations of the Participants in connection with the Assets or the Area of Interest and all Operations shall be subject to and governed by this

Agreement.

2.2 Name. The name of the joint venture shall be “Marigold-USPR Venture.” Any and all

Assets and cash contributions shall be effectively transferred to the Joint Venture, and shall be managed and operated by Marigold under the Marigold-USPR Venture, subject however to the terms and conditions herein. The appointed venture “Manager” shall accomplish any registration required by applicable assumed or fictitious name statutes and similar statutes. In the absence or delay of affirmative action by either party in effecting the essential transfer documentation to fulfill this agreement as stated herein, each party grants herein the power of attorney to the other party

(specifically the designated undersigned to this agreement) the full authority to act as power of attorney hereto in consummating the terms and covenants of this agreement. Upon any such action notice shall be sent to the other side along with exercised documentation thereto.

2.3 Purposes. This Joint Venture Agreement is entered into for the following purposes and for no others, and shall serve as the exclusive means by which each of the Participants accomplishes such purposes:

(a) To accept the contribution of $3,500,000 by Marigold to be invested in the ongoing

Exploration, exploitation, Mining and development of the Concessions,

(b) To accept the Concessions from USPR and to provide a 10% “carried” Participating Interest

(as defined herein) to USPR in and to the Joint Venture and the Concessions.

(c) To conduct Exploration within the Area of Interest,

(d) To conduct exploitation and/or Mining within the Area of Interest,

(e) To conduct Mining operations within the Area of Interest,

(f) To acquire additional real property and other mineral interests outside the Area of Interest,

(g) To engage in marketing of Products,

(h) To complete and satisfy all Environmental Compliance obligations and

Continuing Obligations affecting the Concessions,

(i) To procure, develop and capitalize the continued endeavors in maximizing the

Participating Interests and shareholders value of both entities.

(j) To assume the Assumed Obligations and to provide addition capital to timely discharge the

Assumed Obligations and guarantee such payments to USPR,

( k ) To negotiate and satisfy on a best efforts basis the Other Obligations,

(l) To resolve and settle the Tentory Lawsuit,

(m) To pay for all outstanding and ongoing Concession fees to the Mexican government,

(n) To pay all past due, current and future wages to employees of the Subsidiary, and

(o) To perform any other activity necessary, appropriate, or incidental to any of the foregoing.

2.4

Limitation. Unless the Participants otherwise agree in writing, the Operations shall be limited to the purposes described in Section 2.3, and nothing in this Joint Venture Agreement shall be construed to enlarge such purposes or to change the relationships of the Participants as set forth in

Section 4.

2.5

Term. The term of this Joint Venture Agreement shall be for fifty (50) years from the Effective Date, including the designated renewal period for an additional fifty years,

and for so long thereafter as Products are produced from the Concessions on a continuous basis,

and thereafter until all materials, supplies, equipment and infrastructure have been salvaged and disposed of, any required Environmental Compliance is completed and accepted and the Participants have agreed to a final accounting, unless the Business is earlier terminated as herein provided. For purposes hereof, Products shall be deemed to be produced from the Concessions on a "continuous basis" so long as production in commercial quantities is not halted for more than three hundred and sixty (360) consecutive days, following the official “proving” of mineral deposit through industry recognized verifications; including but not limited, to a “43101 Report” or similar mineral assay reports as deemed bona fide by industry.

2.6

USPR Board and Officer Changes.

Upon execution of this Joint Venture

Agreement, USPR’s existing board shall appoint three Marigold designees to the USPR board,

including one new person who will serve as Chairman. Upon the appointment of the new board members, USPR’s existing board members shall resign from the Board, along with USPR’s existing

CEO, CFO, attorney and head of investor relations. The existing USPR board members and attorney shall enter into release agreements with the Company. The new board of directors shall appoint a new

CEO and CFO. In addition, the new board shall ratify the resignation of the existing board and ratify the release agreement in the form attached hereto as Exhibit E.

ARTICLE III

REPRESENTATIONS AND WARRANTIES; TITLE TO ASSETS; INDEMNITIES

3.1

Representations and Warranties of Both Participants. As of the Effective Date,

each Participant warrants and represents to the other that:

(a)

It is a corporation duly organized and in good standing in its state of incorporation and is qualified to do business and is in good standing in those states where necessary in order to carry out the purposes of this Joint Venture Agreement;

(b)

It has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all corporate, board of directors, shareholder, and other actions required to authorize it to enter into and perform this Agreement have been properly taken.

(c)

It will not breach any other agreement or arrangement by entering into or performing this Agreement;

(d)

It is not subject to any governmental order, judgment, decree, debarment,

sanction or Laws that would preclude the permitting or implementation of Operations under this

Agreement; and

(e)

This Joint Venture Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

(f)

Neither MARIGOLD nor USPR has any knowledge of any pending or threatened actions, suits, claims, or proceedings affecting the Concessions, except for the Tentory

Litigation, the Assumed Obligation and Other Obligations (including the Intercore arbitration proceeding).

3.2

Disclosures. Each of the Participants represents and warrants that it is unaware of any material facts or circumstances that have not been disclosed in this Joint Venture Agreement,

which should be disclosed to the other Participant in order to prevent the representations and warranties in this Article from being materially misleading. Each Participant represents to the other that in negotiating and entering into this Joint Venture Agreement it has relied solely on its own appraisals and estimates as to the value of the Concessions and upon its own geologic and engineering interpretations related thereto.

3.3

Record Title. Title to the Areas of Interest, as referenced in Exhibit A shall be held by Joint Venture pursuant to, and in concurrence with, the execution of this Joint Venture Agreement.

3.4

Loss of Title. Any failure or loss of title to the Concessions, and all costs of defending title, shall be charged to the Joint Venture.

3.5

S e v e r a n c e Taxes and O t h e r Payments Bas ed on Production .

All

required payments of taxes, including severance taxes based on production of Products to governmental entities (“Taxes”) shall be determined and made by each Participant in proportion to its

Participating Interest, and each Participant undertakes to make such payments timely and otherwise in accordance with applicable laws and agreements.

If separate payment is not permitted, each

Participant shall determine and pay its proportionate share in advance to the Participant obligated to make such payment and such Participant shall timely make such payment. Should Participant fail to make such required payment, the other party may fulfill obligation to pay and offset such amount from forthcoming by a reduction or increase to the royalty payment.

Each Participant shall furnish to the other Participant evidence of timely payment for all such required payments. In the event that either Participant fails to make any such required payment, the other Participant shall have the right to make such payment and shall thereby become subrogated to the rights of such third party; provided, however, that the making of any such payment on behalf of the other Participant shall not constitute acceptance by the paying Participant of any liability to such third party for the underlying obligation.

3.6

Indemnities/Limitation of Liability.

(a)

Each P a r t i c i p a n t s h a l l i n d e m n i f y t h e o t h e r P a r t i c i p a n t , i t s

d i r e c t o r s , officers, employees, agents and attorneys, or Affiliates (collectively "Indemnified

Participant") from and against the entire amount of any Material Loss. A "Material Loss" shall mean all costs, expenses, damages or liabilities, including attorneys' fees and other costs of litigation (either threatened or pending) arising out of or based on a breach by a Participant ("Indemnifying

Participant") of any representation, warranty or covenant contained in this Agreement, including without limitation:

1.

Any failure by a Participant to determine accurately and make timely payment of its proportionate share of required taxes based on production of Products to governmental entities as required herein;

2.

Any action taken for or obligation or responsibility assumed on behalf of the other Participant, its directors, officers, employees, agents and attorneys, or Affiliates by a

Participant, any of its directors, officers, employees, agents and attorneys, or Affiliates, in violation of

Section 4.1;

3.

Failure of a Participant or its Affiliates to comply with the Area of

Interest provisions herein;

4.

Any T r a n s f e r b y P a r t i c i p a n t in violation of Article XIV

s h a l l i n d e m n i f y t h e n o n -transferring Participant for any negligent transfer as a result therefrom.

5.

Any and all existing obligations, billings, invoices, liabilities or work-

in-progress prior to the Closing Date, not otherwise disclosed herein, which includes the Assumed and

Obligations and Other Obligations.

A “Material Loss” shall not be deemed to have occurred until, in the aggregate, an Indemnified

Participant incurs losses, costs, damages or liabilities in excess of FIFTY THOUSAND DOLLARS

($50,000.00) relating to breaches of warranties, representations and covenants contained in this

Agreement.

ARTICLE IV

RELATIONSHIP OF THE PARTICIPANTS

4.1

No Partnership. Nothing contained in this Joint Venture Agreement shall be deemed to constitute either Participant the partner of the other, or, except as otherwise herein expressly provided, to constitute either Participant the agent or legal representative of the other, or to create any fiduciary relationship between them. The Participants do not intend to create, and this

Agreement shall not be construed to create, any mining, commercial or other partnership or co-venture other than as stated herein. Neither Participant, nor any of its directors, officer obligation or responsibility on behalf of the other Participant, except as otherwise expressly provided herein, and any such action or assumption by a Participant's directors, officers, employees, agents and attorneys,

or Affiliates shall be a breach by such Participant of this agreement. The rights, duties,

obligations and liabilities of the Participants shall be several and not joint or collective. Each

Participant shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein, and it is the express purpose and intention of the Participants that their ownership of Assets and the rights acquired hereunder shall be as tenants in common.

4.2

Federal Tax Elections and Allocations. I m m e d i a t e l y f o l l o w i n g t h e E f f e c t i v e

Date, the Participants will agree on the appropriate Federal Tax elections and allocations consistent with the other terms and conditions herein which shall be effective as of the Effective Date.

4.3

State Income Tax. To the extent permissible under applicable law, the relationship of the

Participants shall be treated for state income tax purposes in the same manner as it is for federal income tax purposes.

4.4

Tax Returns. After approval of the Management Committee, any tax returns or other required tax forms shall be filed in accordance with United States of America law, and United

States of Mexico law as applicable.

4.5

Other B u s i n e s s O p p o r t u n i t i e s .

Except a s e x p r e s s l y p r o v i d e d i n

t h i s J o i n t Venture Agreement, each Participant shall have the right to engage in and receive full benefits from any independent business activities or operations, whether or not competitive with this

Business, without consulting with, or obligation to, the other Participant. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to this Business nor to any other activity or operation of either Participant. Neither Participant shall have any obligation to the other with respect to any opportunity to acquire any property outside the Area of Interest at any time, or, except as otherwise provided in Article VIII, within or outside the Area of interest after the termination of the Business. Unless otherwise agreed in writing, neither Participant shall have any obligation to mill, beneficiate or otherwise treat any Products in any facility owned or controlled by such

Participant.

4.6

Implied Covenants. There are no implied covenants contained in this Agreement other than those of good faith and fair dealing.

ARTICLE V

CONTRIBUTIONS BY PARTICIPANTS

5.1

Participants' Initial Contributions.

(a)

USPR, as its sole contribution, hereby contributes its undivided one hundred percent (100%) interest of Assets..

(b)

MARIGOLD, as its initial contribution, hereby contributes

THREE MILLION AND FIVE HUNDRED THOUSAND DOLLARS ($3,500,000) to be utilized exclusively in the ongoing Exploration, exploitation, Mining and development of the Concessions.

Within three (3) business days of execution of this Joint Venture Agreement, MARIGOLD shall deposit $3.5 million in a joint venture bank account and provide verification of such deposit to

USPR. MARIGOLD’s failure to deposit such funds shall nullify this Joint Venture Agreement.

(c)

In addition, Marigold will provide additional capital to discharge in full the Obligations and hereby guarantees the discharge of the Assumed Obligations. Marigold will provide documentation to USPR of all Assumed Obligation that have been discharged.

(d)

Continuing

Obligations

and

Environmental

L i a b i l i t i e s : USPR s h a l l remain liable for any and all of its existing and ongoing respective liabilities to third persons arising on or before the Closing Date (For the sake of this Agreement,

the Closing Date shall be the date upon which this agreement is duly executed by the parties herein), except for the Assumed Obligations and Other Obligations.

(e)

As additional consideration by the parties, both Participants agree to settle the outstanding litigation between them, and mutually dismiss the federal litigation referenced above.

ARTICLE VI

INTERESTS OF PARTICIPANTS

6.1

Participating Interests. The Participants shall have the following initial

Participating Interests:

MARIGOLD

90%

USPR*

10%*

*Notwithstanding anything contained herein to the contrary, the above 10% Participating Interest of

USPR shall be a “carried” Participation Interest in and to the Joint Venture and at all times the

Concessions (and any and all Products extracted and sold from the Concessions and the revenues derived therefrom) and meaning that the such Participating Interest is and shall be free and clear of any and all costs and expenses of any kind or nature associated in any way with the Joint Venture or the

Concessions, including without limitation any and all costs and expenses associated with Exploration,

exploitation, operational, Mining, Development, milling, processing, smelter, overhead, management,

consulting, right of way, concession fees, Governmental Fees, Environmental Laws, Environmental

Liabilities, management and similar fees, costs or expenses, other than USPR’s share of the Taxes. The costs and expenses associated with USPR’s 10% carried Participating Interest will be borne and paid by

Marigold. Moreover, USPR’s 10% Participating Interest shall be non-dilutive for any reason.

ARTICLE VII

MANAGEMENT COMMITTEE

7.1

Organization and Composition. The participants hereby establish a Management

Committee to determine overall policies, objectives, procedures, methods and actions under this

Agreement. The Management Committee shall consist of three members appointed by

Marigold; to which one appointed member shall be an executive officer or board of director of

USPR. Management Committee may appoint one or more alternates to act in the absence of a regular member. Any alternate so acting shall be deemed a member. Appointments shall be made or changed by notice to the other members. Marigold shall designate the members to serve the

Management Committee.

7.2

Meetings.

(a)

The Management Committee shall hold regular meetings at least quarterly in New Jersey, or at other agreed places. The Manager shall give fifteen (15) days notice to the meetings. Additionally, either Participant may call a special meeting upon seven (7) days notice to the other Participant. In case of an emergency, reasonable notice of a special meeting shall suffice.

There shall be a quorum if at least one member representing each Participant is present; provided,

however, that if a Participant fails to attend two consecutive properly called meetings, then a quorum shall exist at the second meeting if the other Participant is represented by at least one appointed member, and a vote of such Participant shall be considered the vote required for the purposes of the conduct of all business properly noticed even if such vote would otherwise require unanimity.

(b)

If business cannot be conducted at a regular or special meeting due to the lack of a quorum, either Participant may call the next meeting upon five (5) days notice to the other

Participant.

(c)

Each notice of a meeting shall include an itemized agenda prepared by the Manager in the case of a regular meeting or by the Participant calling the meeting in the case of a special meeting, but any matters may be considered if either Participant adds the matter to the agenda at least seven (7) days before the meeting or with the consent of the other Participant.

The Manager shall prepare minutes of all meetings and shall distribute copies of such minutes to the other Participant within fifteen (15) days after the meeting. Either Participant may electronically record the proceedings of a meeting with the consent of the other Participant. The other Participant shall sign and return or object to the minutes prepared by the Manager within fifteen (15) days after receipt, and failure to do either shall be deemed acceptance of the minutes as prepared by the Manager.

The minutes, when signed or deemed accepted by both Participants, shall be the official record of the decisions made by the Management Committee. Decisions made at a Management Committee meeting shall be implemented in accordance with adopted Programs and Budgets. If a Participant timely objects to minutes proposed by the Manager, the members of the Management Committee shall seek,

for a period not to exceed fifteen (15) days from receipt by the Manager of notice of the objections, to agree upon minutes acceptable to both Participants. If the Management Committee does not reach agreement on the minutes of the meeting within such fifteen (15) day period, the minutes of the meeting as prepared by the Manager together with the other Participant's proposed changes shall collectively constitute the record of the meeting.

7.3

Action Without Meeting in Person. In lieu of meetings in person, the Management

Committee may conduct meetings by telephone or videoconference, so long as minutes of such meetings are prepared in accordance with Article VII herein. The Management Committee may also take actions in writing signed by all members.

7.4

Matters Requiring Approval. Except as otherwise delegated to the Manager in

Section 8.2, the Management Committee shall have exclusive authority to determine all matters related to overall policies, objectives, procedures, methods and actions under this Agreement.

ARTICLE VIII

MANAGER

8.1

Appointment. The parties hereby appoint a representative of MARIGOLD, by and through its designee, as the Manager with overall management responsibility for Operations of the Area of Interests. MARIGOLD hereby agrees to serve until it resigns as provided in Section 8.4.

8.2

Powers and Duties of Manager. Subject to the terms and provisions of this

Agreement, the Manager shall have the following powers and duties, which shall be discharged in accordance with adopted Programs and Budgets.

(a)

The M a n a g e r s h a l l m a n a g e a n d s h a l l p r e p a r e a n d

p r e s e n t t o t h e Management Committee proposed Programs and Budgets as provided in Article IX.

(b)

The Manager shall implement the decisions of the Management

Committee, shall make all expenditures necessary to carry out adopted Programs, and shall promptly advise the Management Committee if it requires additional funds to carry out its responsibilities under this Agreement. Marigold covenants and agrees that it will or will cause the Manager to employ on behalf of the Joint Ventures the current employees of the USPR.

(c)

The Manager shall use reasonable efforts to: (1) purchase or otherwise acquire all material, supplies, equipment, water, utility and transportation services required for

Operations, such purchases and acquisitions to be made to the extent reasonably possible on the best terms available, taking into account all of the circumstances; (2) obtain such customary warranties and guarantees as are available in connection with such purchases and acquisitions; and (3) keep the

Assets free and clear of all Encumbrances.

(d)

The Manager shall conduct such title examinations of the Concessions and cure such title defects pertaining to the Concessions as may be advisable in its reasonable judgment.

(e)

The Manager shall: (1) make or arrange for all payments required by leases,

licenses, permits, contracts and other agreements related to the Concessions; (2) pay all taxes,

assessments and like charges on Operations and Assets except taxes determined or measured by a

Participant's sales revenue or net income and taxes, including production taxes, attributable to a

Participant's share of Products, and shall otherwise promptly pay and discharge expenses incurred in

Operations; provided, however, that if authorized by the Management Committee, the Manager shall have the right to contest (in the courts or otherwise) the validity or amount of any taxes, assessments or charges if the Manager deems them to be unlawful, unjust, unequal or excessive, or to undertake such

other

steps

or proceedings as the Manager may deem reasonably necessary to secure a cancellation, reduction, readjustment or equalization thereof before the Manager shall be required to pay them, but in no event shall the Manager permit or allow title to the Assets to be lost as the result of the nonpayment of any taxes, assessments or like charges; and (3) do all other acts reasonably necessary to maintain the Assets.

(f)

The Manager shall: (1) apply for all necessary permits, licenses and approvals; (2) comply with all Laws; (3) notify promptly the Management Committee of any allegations of substantial violation thereof; and (4) prepare and file all reports or notices required for or as a result of Operations. The Manager shall not be in breach of this provision if a violation has occurred in spite of the Manager's good faith efforts to comply consistent with its standard of care under Section

8.3. In the event of any such violation, the Manager shall timely cure or dispose of such violation on behalf of both Participants through performance, payment of fines and penalties, or both, and the cost thereof shall be charged to the Business Account.

(g)

The Manager shall prosecute and defend, but shall not initiate without consent of the Management Committee, all litigation or administrative proceedings arising out of

Operations. The non-managing Participant shall have the right to participate, at its own expense, in such litigation or administrative proceedings.

(h)

The Manager shall upon its good judgment provide insurance, including but not limited to liability, casualty, worker compensation, professional liability, and buy/sell, life for the benefit of the participants as provided in Exhibit C or as may otherwise be determined from time to time by the Management Committee.

(i)

The Manager shall have the right to carry out its responsibilities hereunder through agents, or independent contractors.

(j)

The Manager shall perform or cause to be performed all assessment and other work, and shall pay all Governmental Fees required by Law in order to maintain the patented and unpatented mining claims, mill sites and tunnel sites included within the Concessions. The

Manager shall have the right to perform the assessment work required hereunder pursuant to a common plan of exploration and continued actual occupancy of such claims and sites shall not be required. The Manager shall not be liable on account of any determination by any court or governmental agency that the work performed by the Manager does not constitute the required annual assessment work or occupancy for the purposes of preserving or maintaining ownership of the claims,

provided that the work done is pursuant to an adopted Program and Budget and is performed in accordance with the Manager's standard of care under Section 8.3. The Manager shall timely record with the appropriate county and file with the appropriate United States of America or Mexico agencies any required affidavits, notices of intent to hold and other documents in proper form attesting to the payment of Governmental Fees, the performance of assessment work or intent to hold the claims and sites, in each case in sufficient detail to reflect compliance with the requirements applicable to each claim and site. The Manager shall not be liable on account of any determination by any court or governmental agency that any such document submitted by the Manager does not comply with applicable requirements, provided that such document is prepared and recorded or filed in accordance with the Manager's standard of care under Section 8.3.

(k)

The

M a n a g e r

shall

keep

and

maintain

all

required

a c c o u n t i n g a n d financial records in accordance with customary cost accounting practices in the mining industry, and shall ensure appropriate separation of accounts unless otherwise agreed by the

Participants.

(l)

The Manager shall maintain detailed records for the consideration paid by from the Joint Venture bank account.. The Equity Account shall be credited with the value of such contributions under Subsections 5.1(a) and 5.1(b). The Equity Account shall be charged with the cash and the fair market value of property distributed to such Participant (net of liabilities assumed by such Participant and liabilities to which such distributed property is subject). Contributions and distributions shall include all cash contributions or distributions plus the agreed value (expressed in dollars) of all in-kind contributions or distributions. Solely for purposes of determining the Equity

Account balances of the Participants, the Manager shall reasonably estimate the fair market value of all Products distributed to the Participants, and such estimated value shall be used regardless of the actual amount received by each Participant upon disposition of such Products.

(m)

The Manager shall keep the Management Committee advised of all

Operations by submitting in writing to the members of the Management Committee: (1) monthly progress reports that include statements of expenditures and comparisons of such expenditures to the adopted Budget; (2) periodic summaries of data acquired; (3) copies of reports concerning Operations;

(4) a detailed final report within forty five (45) days after completion of each Program and Budget,

which shall include comparisons between actual and budgeted expenditures and comparisons between the objectives and results of Programs; and (5) such other reports as any member of the Management

Committee may reasonably request. Subject to Article XVIII, at all reasonable times the Manager shall provide the Management Committee, or other representative of a Participant upon the request of such Participant's member of the Management Committee, access to, and the right to inspect and, at such Participant's cost and expense, copies of the Existing Data and all maps, drill logs and other drilling data, core, pulps, reports, surveys, assays, analyses, production reports, operations, technical,

accounting and financial records, and other Business Information, to the extent preserved or kept by the Manager, subject to Article XVIII. In addition, the Manager shall allow the non-managing

Participant, at the latter's sole risk, cost and expense, and subject to reasonable safety regulations, to inspect the Assets and Operations at all reasonable times, so long as the non-managing Participant does not unreasonably interfere with Operations.

(n)

T h e M a n a g e r s h a l l p r e p a r e a n E n v i r o n m e n t a l Compliance

plan for all Operations consistent with the requirements of any applicable Laws or contractual obligations and shall include in each Program and Budget sufficient funding to implement the

Environmental Compliance plan and to satisfy the financial assurance requirements of any applicable

Law or contractual obligation pertaining to Environmental Compliance, To the extent practical, the

Environmental Compliance plan shall incorporate concurrent reclamation of Concessions disturbed by Operations.

(o)

The Manager shall undertake to perform Continuing Obligations when and as economic and appropriate, whether before or after termination of the Business. The Manager shall have the right to delegate performance of Continuing Obligations to persons having demonstrated skill and experience in relevant disciplines. As part of each Program and Budget submittal, the Manager shall specify in such Program and Budget the measures to be taken for performance of Continuing Obligations and the cost of such measures. The Manager shall keep the other Participant reasonably informed about the Manager's efforts to discharge Continuing

Obligations. Authorized representatives of each Participant shall have the right from time to time to enter the Concessions to inspect work directed toward satisfaction of Continuing Obligations and audit books, records, and accounts related thereto.

(p)

The funds that are to be deposited into the Environmental Compliance

Fund shall be maintained by the Manager in a separate, interest bearing cash management account,

which may include, but is not limited to, money market investments and money market funds, and/or in longer-term investments if approved by the Management Committee. Such funds shall be used solely for Environmental Compliance and Continuing Obligations, including the committing of such funds, interests in property, insurance or bond policies, or other security to satisfy Laws regarding financial assurance for the reclamation or restoration of the Concessions, and for other Environmental

Compliance requirements.

(q)

The Manager shall undertake all other activities reasonably necessary to fulfill the foregoing, and to implement the policies, objectives, procedures, methods and actions determined by the Management Committee pursuant to Section 7.1.

8.3

Standard of Care. The Manager shall discharge its duties h e r e u n d e r and conduct all Operations in a good, workmanlike and efficient manner, in accordance with sound mining and other applicable industry standards and practices, and in accordance with Laws and with the terms and provisions of leases, licenses, permits, contracts and other agreements pertaining to the Assets. The

Manager shall not be liable to the other Participant for any act or omission resulting in damage or loss except to the extent caused by or attributable to the Manager's willful misconduct or gross negligence. The Manager shall not be in default of any of its duties under Section 8.2 if its inability or failure to perform results from the failure of the other Participant to perform acts or to contribute amounts required of it by this Agreement.

ARTICLE IX

PROGRAMS AND BUDGETS

9.1

Initial Program and Budget. The Initial Program and Budget to which is set forth herein will encompass the first phase of capital investment into the Concessions, and comprise the use of the THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000.00 USD) that

MARIGOLD will contributed to the Joint Venture as stated herein.

9.2

Presentation of Programs and Budgets. Proposed Programs and Budgets shall be prepared by the Manager for a period of one (1) year or any other period as approved by the

Management Committee, and shall be submitted to the Management Committee for review and consideration. All proposed Programs and Budgets may include Pre-Feasibility Studies, Feasibility

Study, Exploitation, Mining and Expansion or Modification Operations components, or any combination thereof, and shall be reviewed and adopted upon a vote of the Management Committee in accordance with Sections 9.3, but not to include exploration activities. Each Program and Budget adopted by the

Management Committee, regardless of length, shall be reviewed at least once a year at a meeting of the

Management Committee. During the period encompassed by any Program and Budget, and at least three

(3) months prior to its expiration, a proposed Program and Budget for the succeeding period shall be prepared by the Manager and submitted to the Management Committee for review and consideration.

9.3

Review and Adoption of Proposed Programs and Budgets. Within thirty (30) days after submission of a proposed Program and Budget, each Participant shall submit in writing to the

Management Committee:

(a)

Notice that the Management Committee approves any or all of the components of the proposed Program and Budget;

(b)

Modifications proposed by the Management

Committee to the

components of the proposed Program and Budget; or

(c)

Notice t h a t t h e M a n a g e m e n t C o m m i t t e e r e j e c t s a n y o r a l l

o f t h e components of the proposed Program and Budget.

If a Participant fails to give any of the foregoing responses within the allotted time, the failure shall be deemed to be a vote by the Participant for adoption of the Manager's proposed Program and

Budget.

9.4

Pre-Feasibility Study Program and Budgets.

(a)

At such time as either Participant is of the good faith and reasonable opinion that economically viable Mining Operations may be possible on the Concessions, the Participant may propose to the Management Committee that a Pre-Feasibility Study Program and Budget, or a Program

and Budget that includes Pre-Feasibility Studies, be prepared. Such proposal shall be made in writing to the other Participant, shall reference the data upon which the proposing Participant bases its opinion, and shall call a meeting of the Management Committee pursuant to Section 7.2. If such proposal is adopted by the Management Committee, the Manager shall prepare or have prepared a Pre-Feasibility Study

Program and Budget as approved by the Management Committee and shall submit the same to the

Management Committee within thirty (30) days following adoption of the proposal.

(b)

Pre-Feasibility Studies may be conducted by the Manager,

Feasibility Contractors, or both, or may be conducted by the Manager and audited by Feasibility

Contractors, as the Management Committee determines. A Pre-Feasibility Study Program shall include the work necessary to prepare and complete the Pre-Feasibility Study approved in the proposal adopted by the Management Committee, which may include some or all of the following:

(1)

Analyses

of various

alternatives for mining,

processing and

beneficiation of Products;

(2)

Analyses of alternative mining, milling, and production rates;

(3)

Analyses of alternative sites for placement of facilities (i.e., water supply facilities, transport facilities, reagent storage, offices, shops, warehouses, stock yards,

explosives storage, handling facilities, housing, public facilities);

(4)

Analyses of alternatives for waste treatment and handling (including a description of each alternative of the method of tailings disposal and the location of the proposed disposal site);

(5)

Estimates of recoverable proven and probable reserves of Products and of related substances, in terms of technical and economic constraints (extraction and treatment of

Products), including the effect of grade, losses, and impurities, and the estimated mineral composition and content thereof, and review of mining rates commensurate with such reserves;

(6)

Analyses of environmental impacts of the various alternatives,

including an analysis of the permitting, environmental liability and other Environmental Law implications of each alternative, and costs of Environmental Compliance for each alternative;

(7)

Conduct of appropriate metallurgical tests to determine the efficiency of alternative extraction, recovery and processing techniques, including an estimate of water, power,

and reagent consumption requirements;

(8)

Conduct o f h y d r o l o g y a n d o t h e r s t u d i e s r e l a t e d t o a n y

dewatering; and

Committee.

required

(9)   Conduct of other studies and analyses approved by the Management

(c)

The Manager shall have the discretion to base its and any Feasibility

Contractors' Pre-Feasibility Study on the cumulative results of each discipline studied, so that if a particular portion of the work would result in the conclusion that further work based on these results would be unwarranted for a particular alternative, the Manager shall have no obligation to continue expenditures on other Pre-Feasibility Studies related solely to such alternative.

9.5

Completion of Pre-Feasibility Studies and Selection of Approved Alternatives. As

soon as reasonably practical following completion of all Pre-Feasibility Studies required to evaluate fully the alternatives studied pursuant to Pre-Feasibility Programs, the Manager shall prepare a report summarizing all Pre-Feasibility Studies and shall submit the same to the Management Committee.

Such report shall incorporate the following:

(a)

The results of the analyses of the alternatives and other matters evaluated in the conduct of the Pre-Feasibility Programs;

(b)

Reasonable estimates of capital costs for the Development and start-up of the mine, mill and other processing and ancillary facilities required by the Development and Mining alternatives evaluated (based on flowsheets, piping and instrumentation diagrams, and other major engineering diagrams), which cost estimates shall include reasonable estimates of:

(1)

Capitalized pre-stripping expenditures, if an open pit or surface mine is proposed;

(2)

Expenditures required to purchase, construct and install all machinery,

equipment and other facilities and infrastructure (including contingencies) required to bring a mine into commercial production, including an analysis of costs of equipment or supply contracts in lieu of

Development costs for each Operation and Mining alternative evaluated;

(3)

Expenditures required to perform all other related work required to commence commercial production of Products and, if applicable, process Products (including reasonable estimates of working capital requirements); and

(4)

All other direct and indirect costs and general and administrative expenses that may be required for a proper evaluation of the Operation and Mining alternatives and annual production levels evaluated. The capital cost estimates shall include a schedule of the timing of the estimated capital requirements for each alternative;

(c)

A reasonable estimate of the annual expenditures required for the first year of

Operations after completion of the capital program described in Subsection 9.6 for each Development alternative evaluated, and for subsequent years of Operations, including estimates of annual production,

processing, administrative, operating and maintenance expenditures, taxes (other than income taxes),

working capital requirements, royalty and purchase obligations, equipment leasing or supply contract expenditures, work commitments, Environmental Compliance costs, post-Operations Environmental

Compliance and Continuing Obligations funding requirements and all other anticipated costs of such

Operations. This analysis shall also include an estimate of the number of employees required to conduct such Operations for each alternative;

(d)

A review of the nature, extent and rated capacity of the mine, machinery,

equipment and other facilities preliminarily estimated to be required for the purpose of producing and marketing Products under each Operation and Mining alternative analyzed;

(e)

An analysis (and sensitivity analyses reasonably requested by either

Participant), based on various target rates of return and price assumptions requested by either

Participant, of whether it is technically, environmentally, and economically feasible to place a prospective ore body or deposit within the Concessions into commercial production for each of the

Operation and Mining alternatives analyzed (including a discounted cash flow rate of return investment analysis for each alternative and net present value estimate using various discount rates;

and

(f)

Such other

information as the Management

Committee deems

appropriate. Within ninety (90) days after delivery of the Pre-Feasibility Study summary to the

Participants, a Management Committee meeting shall be convened for the purposes of reviewing the

Pre-Feasibility Study summary and selecting one or more Approved Alternatives, if any.

9.6

Programs and Budgets for Feasibility Study. Within ninety (90) days following the selection of an Approved Alternative, the Manager shall submit to the Management Committee a

Program and a Budget, which shall include necessary Operations, for the preparation of a Feasibility

Study. A Feasibility Study may be prepared by the Manager, Feasibility Contractors, or both, or may be prepared by the Manager and audited by Feasibility Contractors, as the Management Committee

determines.

9.7

Development Programs and Budgets; Project Financing.

(a)

Unless o t h e r w i s e d e t e r m i n e d b y t h e M a n a g e m e n t

C o m m i t t e e , t h e Manager shall not submit to the Management Committee a Program and Budget including Development of the mine described in a completed Feasibility Study until sixty (60) days following the receipt by Manager of the Feasibility Study. The Program and Budget, which includes

Development of the mine described in the completed Feasibility Study, shall be based on the estimated cost of Development described in the Feasibility Study for the Approved Alternative, unless otherwise directed by the Management Committee.

(b)

Promptly following adoption of the Program and Budget, which includes

Development as described in a completed Feasibility Study, but in no event more than ninety (90) days thereafter, the Manager shall submit to the Management Committee a report on material bids received for Development work ("Bid Report"). If bids described in the Bid Report result in the aggregate cost of

Development work exceeding one hundred ten percent (110%) of the Development cost estimates that formed the basis of the Development component of the adopted Program and Budget, the Program and

Budget, which includes relevant Development, shall be deemed to have been resubmitted to the

Management Committee based on the aggregate costs as described in the Bid Report on the date of receipt of the Bid Report and shall be reviewed and adopted in accordance with Sections 9.3.

9.8

Expansion or Modification Programs and Budgets. Any Program and Budget proposed by the Manager involving Expansion or Modification shall be based on a Feasibility Study prepared by the

Manager, Feasibility Contractors, or both, or prepared by the Manager and audited by Feasibility

Contractors, as the Management Committee determines. The Program and Budget, which include

Expansion or Modification, shall be submitted for review and approval by the Management Committee within thirty (30) days following receipt by the Manager of such Feasibility Study.

9.9

Emergency or Unexpected Expenditures. In case of emergency, the Manager may take any reasonable action it deems necessary to protect life or property, to protect the Assets or to comply with Laws. The Manager may make reasonable expenditures on behalf of the Participants for unexpected events that are beyond its reasonable control and that do not result from a breach by it of its standard of care. The Manager shall promptly notify the Participants of the emergency or unexpected expenditure, and the Manager shall be reimbursed for all resulting costs by the

Participants in proportion to their respective Participating Interests.

ARTICLE X

ACCOUNTS AND SETTLEMENTS

10.1

Monthly S t a t e m e n t s .

The M a n a g e r s h a l l p r o m p t l y s u b m i t t o t h e

M a n a g e m e n t Committee monthly statements of account reflecting in reasonable detail the charges and credits to the Business Account during the preceding month.

10.2

Audits.

(a)

After Marigold's Initial Contribution, within ninety (90) days after the end of each calendar year, an audit shall be completed by certified public accountants or chartered accountants selected by, and independent of, the Manager. The audit shall be conducted in accordance with generally accepted auditing standards and shall cover all books and records maintained by the

Manager pursuant to this Joint Venture Agreement, all Assets and Encumbrances, and all transactions and Operations conducted during such calendar year, including production and Inventory records and all costs for which the Manager sought reimbursement under this Joint Venture Agreement, together with all other matters customarily included in such audits. All written exceptions to and claims upon the Manager for discrepancies disclosed by such audit shall be made not more than three (3) months after receipt of the audit report, unless either Participant elects to conduct an independent audit pursuant to Subsection 10(b) below which is ongoing at the end of such three (3) month period, in which case such exceptions and claims may be made within the period provided in Subsection 10(b). Failure to make any such exception or claim within such period shall mean the audit is deemed to be correct and binding upon the Participants. The cost of all audits under this Subsection shall be charged to the

Business Account.

(b)

Notwithstanding the annual audit conducted by certified public accountants selected by the Manager, each Participant shall have the right to have an independent audit of all Business books, records and accounts, including all charges to the Business Account. This audit shall review all issues raised by the requesting Participant, with all costs borne by the requesting

Participant. The requesting Participant shall give the other Participant thirty (30) days prior notice of such audit. Any audit conducted on behalf of either Participant shall be made during the Manager's normal business hours and shall not interfere with Operations. Neither Participant shall have the right to audit records and accounts of the Business relating to transactions or Operations more than twelve

(12) months after the calendar year during which such transactions, or transactions related to such

Operations, were charged to the Business Account. All written exceptions to and claims upon the

Manager for discrepancies disclosed by such audit shall be made not more than one (1) month after completion and delivery of such audit, or they shall be deemed waived.

ARTICLE XI

DISPOSITION OF PRODUCTION

11.1

Taking In Kind. Each Participant shall have the right but not the obligation take in kind or separately dispose of its share of all Products in proportion to its Participating Interest. Nothing in this Joint Venture Agreement shall be construed as providing, directly or indirectly, for any joint or cooperative marketing or selling of Products or permitting the processing of Products owned by any third party at any processing facilities constructed by the Participants pursuant to this Agreement. The

Manager shall give notice in advance of the anticipated delivery date upon which Products will be available.

11.2

Failure of Participant to Take In Kind. If a Participant fails to take its proportionate share of Products in kind, the Manager shall have the right, but not the obligation, for a period of time consistent with the minimum needs of the industry, but not to exceed one (1) year from the notice given by the Manager under Section 11.1, to purchase the Participant's share for its own account or to sell such share as agent for the Participant at not less than the prevailing market price in the area.

Subject to the terms of any such contracts of sale then outstanding, during any period that the Manager is purchasing or selling a Participant's share of production, the Participant may elect by notice to the

Manager to take in kind. The Manager shall be entitled to deduct from proceeds of any sale by it for the account of a Participant reasonable expenses incurred in such a sale.

11.3

Hedging. Neither Participant shall have any obligation to account to the other

Participant for, nor have any interest or right of participation in any profits or proceeds nor have any obligation to share in any losses from, futures contracts, forward sales, trading in puts, calls, options or any similar hedging, price protection or marketing mechanism employed by a Participant with respect to its proportionate share of any Products produced or to be produced from the Concessions.

ARTICLE XII WITHDRAWAL AND

TERMINATION

12.1

Termination by Expiration or Agreement. This Agreement shall terminate as expressly provided herein, unless earlier terminated by written agreement.

12.2

Right to Data After Termination. After termination of the Business each

Participant shall be entitled to make copies of all applicable information acquired hereunder before the effective date of termination not previously furnished to it, but a terminating or withdrawing

Participant shall not be entitled to any such copies after any other termination or withdrawal.

12.3

Continuing Authority. On termination of the Business under this Section, the

Manager shall have the power and authority to do all things on behalf of both Participants which are reasonably necessary or convenient to: (a) wind up Operations and (b) complete any transaction and satisfy any obligation, unfinished or unsatisfied, at the time of such termination or withdrawal, if the transaction or obligation arises out of Operations prior to such termination or withdrawal. The Manager shall have the power and authority to grant or receive extensions of time or change the method of payment of an already existing liability or obligation, prosecute and defend actions on behalf of both Participants and the Business, encumber Assets, and take any other reasonable action in any matter with respect to which the former Participants continue to have, or appear or are alleged to have, a common interest or a common liability.

ARTICLE XIII

ACQUISITIONS WITHIN AREA OF INTEREST

13.1

General. Any interest or right to acquire any interest in real property or water rights related thereto within the Area of Interest depicted on Exhibit A-1.2 either acquired or proposed to be acquired during the term of this Joint Venture Agreement by or on behalf of a Participant or any

Affiliate of such Participant (including any rights obtained in settlement of the Tentory Litigation)

shall be subject to the terms and provisions of this Agreement and shall be consider an asset of the Joint

Venture. Participants and their respective Affiliate(s) from their separate account shall be free to acquire contiguous lands and interests in contiguous lands outside the Area of Interest and to locate mining claims outside the Area of Interest.

ARTICLE XIV

TRANSFER OF INTEREST; PREEMPTIVE RIGHT

14.1

General. Each Participant shall have the right to Transfer to a third-party its interest in its Area of Interest, including an interest in this Joint Venture Agreement or the Assets, solely as provided in this Article XIV.

14.2

Limitations on Free Transferability. Any Transfer by the Participant under Section

14.1 shall be subject to the following terms and conditions:

(a) If a Participant (“Selling Participant”) desires to Transfer all or part of its

Participating Interest to a third party, the Selling Participant must first notify the other Participant of the terms and conditions of the Transfer (“Notice”) and offer the other Participant the right to participate in the Transfer on the same terms and conditions, provided that, the other Participant’s right to participate in the Transfer shall be limited to the same proportion that the other Participant’s

Participation Interests represents to the Selling Participant’s Participating Interest;

(b). No transferee of all or part of a Participant’s Participating Interests unless and until the transferring Participant notifies the other Participant, and the transferee as of the effective date of the Transfer, has committed in writing to be bound by the terms and conditions of this Joint

Venture Agreement to the same extent as the transferring Participant,

(c) No Transfer permitted by this Article XIV shall relieve the transferring

Participant of its share of any liability or obligation hereunder (including any tax liability associated with such Transfer), whether accruing before or after such Transfer, which arises out of Operations conducted prior to such Transfer or exists on the Effective Date.

14.3

Preemptive Right. Any Transfer by either Participant under Section 14.1 a n d

1 4 . 2 shall be subject to a preemptive right of the other Participant, as stated herein (the “ Preemptive

Right”). The other Participant shall have ten (10) calendar days from the Notice to notify the Selling

Participant whether it accepts or rejects the Right. If it accepts the Preemptive Right, the Transfer must be completed promptly but no more that twenty (20) calendar days from acceptance and in accordance with the terms and conditions set forth in the Notice. If the other Participant fails to notify the Selling Participant within the ten (10) calendar day period, the Selling Participant shall have thirty (30) calendar days to complete the Transfer. If the Selling Participant fails to close the transaction subject to the Notice within the thirty (30) days period, the Preemptive Right shall be deemed revised for any subsequent Transfers or transactions. Failure of a Participant's Affiliate to comply with Article XIV shall be a breach by such Participant of this Agreement.

ARTICLE XV

DISPUTES

15.1

Arbitration. As the exclusive means of resolving through adversarial dispute resolution any disputes arising out of this Joint Venture Agreement, a party may demand that any such dispute be resolved by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and each party hereby consents to any such disputes being so resolved. Judgment on the award rendered in any such arbitration may be entered in any court having jurisdiction. If any legal action or other proceeding is brought for the enforcement of this Joint Venture Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Joint Venture Agreement, the successful or substantially prevailing Participant shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

ARTICLE XVI

CONFIDENTIALITY, OWNERSHIP, USE AND DISCLOSURE OF

INFORMATION

16.1

Business Information. All Business Information shall be owned jointly by the

Participants as their Participating Interests are determined pursuant to this Agreement. Both before and after the termination of the Business, all Business Information may be used by either

Participant for any purpose, whether or not competitive with the Business, without consulting with, or obligation to, the other Participant. Except as provided in Sections 16.3 and 16.4, or with the prior written consent of the other Participant, each Participant shall keep confidential and not disclose to any third party or the public any portion of the Business Information that constitutes

Confidential Information.

16.2

Participant Information. In performing its obligations under this Joint

Venture Agreement, neither Participant shall be obligated to disclose any Participant Information.

If a Participant elects to disclose Participant Information in performing its obligations under this Joint Venture Agreement, such Participant Information, together with all improvements, enhancements, refinements and incremental additions to such Participant

Information that are developed, conceived, originated or obtained by either Participant in performing its obligations under this Joint Venture Agreement ("Enhancements"), shall be owned

exclusively

by

the

Participant

that originally developed, conceived, originated or

obtained such Participant Information. Each Participant may use and enjoy the benefits of such

Participant Information and Enhancements in the conduct of the Business hereunder, but the

Participant that did not originally develop, conceive, originate or obtain such Participant Information may not use such Participant information and Enhancements for any other purpose. Except as provided in Section 16.4, or with the prior written consent of the other Participant, which consent may be withheld in such Participant's sole discretion, each Participant shall keep confidential and not disclose to any third party or the public any portion of Participant Information and

Enhancements owned by the other Participant that constitutes Confidential Information.

16.3

Permitted Disclosure of Confidential Business Information. Either Participant

may disclose Business Information that is Confidential Information: (a) to a Participant's officers,

directors, partners, members, employees, Affiliates, shareholders, agents, attorneys, accountants,

consultants, contractors, subcontractors or advisors, for the sole purpose of such Participant's performance of its obligations under this Joint Venture Agreement; (b) to any party to whom the disclosing Participant contemplates a Transfer of all or any part of its Participating Interest, for the sole purpose of evaluating the proposed Transfer; (c) to any actual or potential lender, underwriter or investor for the sole purpose of evaluating whether to make a loan to or investment in the disclosing

Participant; or (d) to a third party with whom the disclosing Participant contemplates any independent business activity or operation.

The Participant disclosing Confidential Information pursuant to this Section 18.3, shall disclose such

Confidential Information to only those parties who have a bona fide need to have access to such

Confidential Information for the purpose for which disclosure to such parties is permitted under this

Section 18.3 and who have agreed in writing supplied to, and enforceable by, the other Participant to protect the Confidential Information from further disclosure, to use such Confidential Information solely for such purpose and to otherwise be bound by the provisions of this Article XVI. Such writing shall not. preclude parties from discussing and completing a Transfer with the other

Participant. The Participant disclosing Confidential Information shall be responsible and liable for any use or disclosure of the Confidential Information by such parties in violation of this Joint Venture

Agreement and such other writing.

16.4

Disclosure Required By Law. Notwithstanding anything contained in this Article

XVI, a Participant may disclose any Confidential Information if, in the opinion of the disclosing

Participant's legal counsel: (a) such disclosure is legally required to be made in a judicial,

administrative or governmental proceeding pursuant to a valid subpoena or other applicable order; or

(b) such disclosure is legally required to be made pursuant to the rules or regulations of a stock exchange or similar trading market applicable to the disclosing Participant.

Prior to any disclosure of Confidential Information under this Section 18.4, the disclosing Participant shall give the other Participant at least ten (10) days prior written notice (unless less time is permitted by such rules, regulations or proceeding) and, in making such disclosure, the disclosing Participant shall disclose only that portion of Confidential Information required to be disclosed and shall take all reasonable steps to preserve the confidentiality thereof, including, without limitation, obtaining protective orders and supporting the other Participant in intervention in any such proceeding.

16.5

Public Announcements. Prior to making or issuing any press release or other public announcement or disclosure of Business Information that is not Confidential Information, a

Participant shall first consult with the other Participant as to the content and timing of such announcement or disclosure, unless in the good faith judgment of such Participant, there is not sufficient time to consult with the other Participant before such announcement or disclosure must be made under applicable Laws; but in such event, the disclosing Participant shall notify the other Participant, as soon as possible, of the pendency of such announcement or disclosure, and it shall notify the other Participant before such announcement or disclosure is made if at all reasonably possible. Any press release or other public announcement or disclosure to be issued by either Participant relating to this Business shall also identify the other Participant.

ARTICLE XVII

CLOSING CONDITIONS

AND POST CLOSING

CONDITIONS

17.1 Closing Conditions. The terms and conditions of this Joint Venture Agreement and the respective obligations of the Participants is subject to the following

(a). On or prior to the Effective Date, the respective parties to the RTC Litigation and the Pane

Litigation shall have executed and delivered to the respective counterparties mutually acceptable

Settlement Agreements and Mutual Releases.

17. 2. Post Closing Conditions. The terms and conditions of this Joint Venture Agreement shall be subject to following post closing conditions:

(a) Within three (3) business days from the Effective Date, Marigold will deposit the sum of $3,500,000 into a bank account in the name of the Joint Venture which funds will be used exclusively for the obligations of

Marigold as stated in this Joint Venture Agreement,

(b). Within three (3) business days from the Effective Date, Marigold will cause Plaintiffs to the RTC Litigation to file a Stipulation of Dismissal in accordance with the RTC Settlement Agreement will shall dismiss with prejudice the RTC Litigation,

(c). Within three (3) business days from the Effective Date, Marigold will cause Gennaro Pane to file a

Stipulation of Dismissal or similar form in accordance with the Pane Settlement Agreement will shall dismiss with prejudice the Pane Litigation,

(d). Within three (3) business days from the Effective Date, Marigold substitute new counsel in the Typenex arbitration currently pending in the State of Utah, and

(e). USPR will use its best efforts to issue 250,000 shares of common stock to each current and former directors and officers of the Company for fiscal years 2015 and 2016, except for the waivers from certain former officers,

directors and attorney contained in the ,waiver referenced in Recital E above.

(f). Within three (3) business days from the Effective Date, Marigold will replace David Cutler as an officer of the Subsidiary.

In the event any one of the conditions in 17.2(a) through (d), do not occur, this Joint Venture Agreement shall be null and void.

ARTICLE XVIII

GENERAL PROVISIONS

18.1

Notices. All notices, payments and other required or permitted communications ("Notices")

to either Participant shall be in writing, and shall be addressed respectively as follows:

If to Marigold: 26 Columbia Turnpike, Suite 103, Florham Park, NJ 07932

If to USPR: 242A West Valley Brook Road, Califon, NJ 07830, except that after the Effective

Date, the address of USPR shall be Marigold’s address.

All Notices shall be given (a) by personal delivery to the Participant, (b) by electronic communication,

capable of producing a printed transmission, (c) by registered or certified mail return receipt requested;

or (d) by overnight or other express courier service. All Notices shall be effective and shall be deemed given on the date of receipt at the principal address if received during normal business hours, and, if not received during normal business hours, on the next business day following receipt, or if by electronic communication, on the date of such communication. Either Participant may change its address by Notice to the other Participant.

18.2

Gender. The singular shall include the plural, and the plural the singular wherever the context so requires, and the masculine, the feminine, and the neuter genders shall be mutually inclusive.

18.3

Currency. All references to "dollars" or "$" herein shall mean lawful currency of the

United States of America.

18.4

Headings. The subject headings of the Sections and Subsections of this Agreement and the Paragraphs and Subparagraphs of the Exhibits to this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

The Recitals are incorporated herein for all purposes.

18.5

Waiver. The failure of either Participant to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit such Participant's right thereafter to enforce any provision or exercise any right.

18.6

Modification. No modification of this Agreement shall be valid unless made in writing and duly executed by both Participants.

18.7 Force Majeure. Except for the obligation to make payments when due hereunder, the obligations of a Participant shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control,

including, without limitation, labor disputes (however arising and whether or not employee demands are reasonable or within the power of the Participant to grant); acts of God; Laws, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization;

curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of Environmental Laws; action or inaction by any federal, state or local agency that delays or prevents the issuance or granting of any approval or authorization required to conduct Operations beyond the reasonable expectations of the Participant seeking the approval or authorization

(including, without limitation, a failure to complete any review and analysis required by the National

Environmental Policy Act or any similar state law within three (3) months of initiation of that process);

acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot,

civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts,

supplies, services or equipment or by contractors' or subcontractors' shortage of, or inability to obtain,

labor, transportation, materials, machinery, equipment, supplies, utilities or services; accidents;

breakdown of equipment, machinery or facilities; actions by native rights groups, environmental groups, or other similar special interest groups; or any other cause whether similar or dissimilar to the foregoing. The affected Participant shall promptly give notice to the other Participant of the suspension of performance, stating therein the nature of the suspension, the reasons therefor, and the expected duration thereof. The affected Participant shall resume performance as soon as reasonably possible. During the period of suspension, the obligations of both Participants to advance funds pursuant to Section 10.2 shall be reduced to levels consistent with then current

Operations.

18.8

Rule Against Perpetuities. The Participants do not intend that there shall be any  4 violation of the Rule Against Perpetuities, the Rule Against Unreasonable Restraints on the Alienation

of Property, or any similar rule. Accordingly, if any right or option to acquire any interest in the

Concessions, in a Participating Interest, in the Assets, or in any real property exists under this

Agreement, such right or option must be exercised, if at all, so as to vest such interest within time periods permitted by applicable rules. If, however, any such violation should inadvertently occur, the

Participants hereby agree that a court or the Ministry of Economies in Mexico shall reform that provision in such a way as to approximate most closely the intent of the Participants within the limits permissible under such rules.

18.9

Further Assurances. Each of the Participants shall take, from time to time and without additional consideration, such further actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this

Agreement or as may be reasonably required by lenders in connection with Project Financing.

18.10 Entire Agreement; Successors and Assigns. This Agreement contains the entire understanding of the Participants and supersedes all prior agreements and understandings between the

Participants relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Participants.

18.11 Memorandum. At the request of either Participant, a Memorandum or short form of this

Agreement, or a Financing Statement(s) (to which copies of the Memorandum or short form of this

Agreement shall be attached) shall be prepared by the Manager, executed and acknowledged by both

Participants, and delivered to the Manager for recording and filing in those appropriate recording districts filing offices as may be necessary to provide constructive notice of this Agreement and the rights and obligations of the Participants hereunder. The Manager shall record and file in the proper recording districts, county recording offices all such documents delivered to it by the Participants.

Unless both Participants agree, this Agreement shall not be recorded.

18.12 Counterparts. This Agreement may be executed in any number of counterparts, and it shall not be necessary that the signatures of both Participants be contained on any counterpart.

Each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

In Witness Whereof, the Participants have executed this agreement as of the Effective Date.

Marigold Mineral Holdings LLC

Gennaro Pane

Gennaro Pane

Manager

US Precious Metals, Inc.

David Cutler

David Cutler

Chief Executive Officer

1

EXHIBIT A

to

JOINT VENTURE AND EXPLORATION, DEVELOPMENT AND MINE

OPERATING AGREEMENT

by and between

MARIGOLD MINERAL HOLDINGS LLC

and

U. S. PRECIOUS METALS,

INC.

CONCESSIONS AND AREA OF

INTEREST

1.1

CONCESSIONS

As attached under Exhibit A-1

1.2

AREA OF INTEREST

Should either Participant acquire any additional rights, titles or interests including any fractional rights,

titles or claims (including any rights obtained in settlement of the Tentory Litigation) ("Claims")

within the perimeter of the claims comprising the Concessions, the Claims shall be owned by Joint

Venture. The Claims shall become part of the Concessions, subject to all terms and conditions of this

Agreement. The Participants agree that they shall execute such additional agreements as necessary to document the addition of any Claims.

2

EXHIBIT A-1

List of Concessions

Concession Name

Concession Numbers

1. La Sabila

227272

2. Solidaridad I

220315

3. Solidaridad II-A

220504

4. Solidaridad II-B

220505

5. Solidaridad II

220503

6. Solidaridad III

223444

7. Solidaridad IV

220612

8. Solidaridad V

223119

3

EXHIBIT B

to

JOINT VENTURE AND EXPLORATION, DEVELOPMENT AND MINE

OPERATING AGREEMENT

by and between

MARIGOLD MINERAL HOLDINGS LLC

and

U. S. PRECIOUS METALS,

INC.

DEFINITIONS

"Affiliate" means any person, partnership, limited liability company, joint venture, corporation, or other form of enterprise which Controls, is Controlled by, or is under common Control with a

Participant.

"Agreement" means this Joint Venture and Exploration, Development and Mine Operating

Agreement, including all amendments and modifications, and all schedules and exhibits, all of which are incorporated by this reference.

"Area of Interest" means the area described in Exhibit A-1.2.

"Assets" means the Concessions, Business Information, Existing Data, and all other real and personal property, tangible and intangible, including existing or after-acquired properties and all contract rights held for the benefit of the Participants hereunder.

"Budget" means a detailed estimate of all costs to be incurred and a schedule of cash advances to be made by the Participants with respect to a Program.

"Business" means the contractual relationship of the Participants under this Agreement.

"Business Information" means the terms of this Agreement, and any other agreement relating to the

Business, the Existing Data, and all information, data, knowledge and know-how, in whatever form and however communicated (including, without limitation, Confidential Information), developed, conceived,

originated or obtained by either Participant in performing its obligations under this Agreement. The term

"Business Information" shall not include any improvements, enhancements, refinements or incremental additions to Participant Information that are developed, conceived, originated or obtained by either

Participant in performing its obligations under this Agreement.

4

"Confidential Information" means all information, data, knowledge and know-how (including,

but not limited to, formulas, patterns, compilations, programs, devices, methods, techniques and processes) that derives independent economic value, actual or potential, as a result of not being generally known to, or readily ascertainable by, third parties and which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, including without limitation all analyses, interpretations, compilations, studies and evaluations of such information, data,

knowledge and know-how generated or prepared by or on behalf of either Participant.

"Concessions" means those interests in real property described in Paragraph 1.1 of Exhibit A and all other interests in real property within the Area of Interest that are acquired and held subject to the Agreement.

"Control" used as a verb means, when used with respect to an entity, the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity through (I) the legal or beneficial ownership of voting securities or membership interests;

(ii) the right to appoint managers, directors or corporate management; (iii) contract; (iv) operating agreement; (v) voting trust; or otherwise; and, when used with respect to a person, means the actual or legal ability to control the actions of another, through family relationship, agency, contract or otherwise; and "Control" used as a noun means an interest which gives the holder the ability to exercise any of the foregoing powers.

"Development" means all preparation (other than Exploration) for the removal and recovery of

Products, including construction and installation of a mill or any other improvements to be used for the mining, handling, milling, processing, or other beneficiation of Products, and all related

Environmental Compliance.

"Effective Date" means the date set forth in the preamble to this Agreement.

"Encumbrance" or "Encumbrances" means mortgages, deeds of trust, security interests, pledges,

liens, net profits interests, royalties or overriding royalty interests, other payments out of production,

or other burdens of any nature.

"Environmental Compliance" means actions performed during or after Operations to comply with the requirements of all Environmental Laws or contractual commitments related to reclamation of the Concessions or other compliance with Environmental Laws.

"Environmental Laws" means Laws aimed at reclamation or restoration of the Concessions;

abatement of pollution; protection of the environment; protection of wildlife, including endangered species; ensuring public safety from environmental hazards; protection of cultural or historic resources; management, storage or control of hazardous materials and substances; releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances as wastes into the environment, including without limitation, ambient air, surface water and groundwater; and all other Laws relating to the manufacturing, processing, distribution, use,

5

treatment, storage, disposal, handling or transport of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

"Environmental Liabilities" means any and all claims, actions, causes of action, damages, losses,

liabilities, obligations, penalties, judgments, amounts paid in settlement, assessments, costs,

disbursements, or expenses (including, without limitation, attorneys' fees and costs, experts' fees and costs, and consultants' fees and costs) of any kind or of any nature whatsoever that are asserted against• either Participant, by any person or entity other than the other Participant, alleging liability

(including, without limitation, liability for studies, testing or investigatory costs, cleanup costs,

response costs, removal costs, remediation costs, containment costs, restoration costs, corrective action costs, closure costs, reclamation costs, natural resource damages, property damages, business losses, personal injuries, penalties or fines) arising out of, based on or resulting from (I) the presence,

release, threatened release, discharge or emission into the environment of any hazardous materials or substances existing or arising on, beneath or above the Concessions and/or emanating or migrating and/or threatening to emanate or migrate from the Concessions to off-site properties; (ii) physical disturbance of the environment; or (iii) the violation or alleged violation of any Environmental Laws.

"Existing Data" means maps, drill logs and other drilling data, core tests, pulps, reports, surveys,

assays, analyses, production reports, operations, technical, accounting and financial records, and other material information developed in operations on the Concessions prior to the Effective Date.

"Exploration" means all activities directed toward ascertaining the existence, location, quantity,

quality or commercial value of deposits of Products, including but not limited to additional drilling required after discovery of potentially commercial mineralization, and including related

Environmental Compliance.

"Feasibility Contractors" means one or more engineering firms approved by the Management

Committee for purposes of preparing or auditing any Pre-Feasibility Study or Feasibility Study.

"Feasibility Study" means a report to be prepared following selection by the Management

Committee of one or more Approved Alternatives. The Feasibility Study shall include a review of information presented in any Pre-Feasibility Studies concerning the Approved Alternative(s). The

Feasibility Study shall be in a form and of a scope generally acceptable to reputable financial institutions that provide financing to the mining industry.

"Governmental Fees" means all location fees, mining claim rental fees, mining claim maintenance payments and similar payments required by Law to locate and hold mining claims.

6

"Initial Contribution" means that contribution each Participant has made or agrees to make pursuant to Section 5.1 of the Agreement.

“Joint Venture” means specific business venture between the parties as described in the Joint

Venture Agreement, and at no time is intended to create a partnership or joint liability by or between the parties as clearly demarcated in Article IV, except as described Joint Venture Agreement.

"Law" or "Laws" means all applicable federal, state and local laws (statutory or common), rules,

ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments,

decrees, and other governmental restrictions, including permits and other similar requirements,

whether legislative, municipal, administrative or judicial in nature.

"Management Committee" means the committee established under Article VII of the Agreement.

"Manager" means the Participant appointed under Article VIII of the Agreement to manage

Operations, or any successor Manager.

"Mining" means the mining, extracting, producing, beneficiating, handling, milling or other processing of Products.

"Operations" means the activities carried out under this Agreement.

"Participant" means t h e p a r t i e s s e t f o r t h i n t h e h e a d i n g o f t h e J o i n t V e n t u r e

Agreement.

"Participating Interest" means the percentage interest representing the ownership interest of a

Participant in the Concessions, and all other rights and obligations arising under this Agreement, as such interest may from time to time be adjusted hereunder. Participating Interests shall be calculated to three decimal places and rounded to two decimal places as follows: Decimals of .005 or more shall be rounded up (e.g., 1.519% rounded to 1.52%); decimals of less than .005 shall be rounded down (e.g.,

1.514% rounded to 1.51%). The Participating Interests of the Participants are set forth in Section

6.1 of the Agreement.

"Pre-Feasibility Studies" means one or more studies prepared to analyze whether economically viable Mining Operations may be possible on the Concessions, as described in Section 9.8.

"Products" means all ores, minerals and mineral resources produced from the

Concessions.

"Program" means a description in reasonable detail of Operations to be conducted and objectives to be accomplished by the Manager for a period determined by the Management Committee.

“Tentory Lawsuit” means the litigation described in USPR’s Form 8-K filed with the Securities and

Exchange Commission (“Commission”) on November 17, 2016, along with the other filings with the

Commission described therein.

"Transfer" means, when used as a verb, to sell, grant, assign, create an Encumbrance, pledge or otherwise convey, or dispose of or commit to do any of the foregoing, or to arrange for substitute performance by an

Affiliate or third party (except as permitted under Subsection 8.2(j) and Section 8.6 of the Agreement), either directly or indirectly; and, when used as a noun, means such a sale, grant, assignment, Encumbrance, pledge or other conveyance or disposition, or such an arrangement.

7

EXHIBIT C

To

JOINT VENTURE AND EXPLORATION, DEVELOPMENT AND MINE

OPERATING AGREEMENT

by and between

MARIGOLD MINERAL HOLDINGS LLC

and

U. S. PRECIOUS METALS,

INC.

INSURANCE

The Manager shall, at all times while conducting Operations, comply fully with the applicable worker's compensation laws and purchase, or provide protection for the Participants comparable to that provided under standard form insurance policies for the following risk categories: (1) comprehensive public liability with limits of not less than ONE MILLION DOLLARS ($1,000,000.00) combined single limit;

(2) property damage with limits of not less than ONE MILLION DOLLARS ($1,000,000.00) combined single limit; and (3) adequate and reasonable insurance against risk of fire and other risks ordinarily insured against in similar operations, (4) professional liability, director and officer liability. If the

Manager elects to self-insure, it shall charge to the Business Account an amount equal to the premium it would have paid had it secured and maintained a policy or policies of insurance on a competitive bid basis in the amount of such coverage. Each Participant shall self-insure or purchase for its own account such additional insurance as it deems necessary. To self-insure, such Participant must pay a minimum

$50,000 bond to secure the self-insurance coverage.

8

EXHIBIT D

to

JOINT VENTURE AND EXPLORATION, DEVELOPMENT AND MINE

OPERATING AGREEMENT

by and between

MARIGOLD MINERAL HOLDINGS LLC

and

U. S. PRECIOUS METALS,

INC.

INITIAL PROGRAM AND BUDGET

The Marigold 2017 Phase I exploration program will focus primarily on additional drilling evaluation of the La Sabila Zone and/or Area of Interest. The intent of the drilling at the Area of

Interest will be towards providing appropriate drill hole spacing to enable a mineral resource calculation to be initiated.

It is also proposed that initial drilling evaluation be directed at the designated zone. The Marigold's initial drilling at Area of Interest will be towards defining the magnitude of this secondary target.

The 2017 Phase I exploration program is designed to include approximately 5,000 feet of reverse circulation drilling over a six month period at an estimated cost of ONE MILLION EIGHT

HUNDRED THOUSAND DOLLARS ($1,800,000,000 USD).

MARIGOLD anticipates that a 2017 Phase II exploration program of similar scope will be undertaken, based on success within the Phase I program. As the Phase II program will most probably follow very shortly after the completion of the Phase I program information and results compilation, it will be prudent for the Joint Venture partners to be prepared and know that an additional expenditure and capital commitment of a nearly equal amount is to be provided by

MARIGOLD in the anticipated amount TWO MILLION DOLLARS ($2,000,000.00 USD).

DRILLING PROGRAM

The drilling proposal is for the undertaking a 5,000-foot RC drilling plan of 41 drill holes at the Area of Interest Zone.

The drilling program has been estimated to cost $1,800,000.00 USD and will be completed within a six-month period of operations with one RC drill rig and crew. Field personnel will include a Project

Geologist/Manager and one Geologic Assistant, with all drilling and geologic personnel, as well as

Lab Analyst and Administrator.

A total of 41 drill holes are planned for this phase of evaluation at the designated zone one Deposit.

These holes will compliment, enhance and expand on USPR's previous drilling results of 2013. A series of drilling, satellite, step-out and new concept tests will comprise this phase of drilling evaluation.

9

The holes will be dispersed over segments of a nearly 174 acres as indicated on the accompanying drilling plan map.

The following descriptive provides the exploration criteria for each of the drilling objectives as set forth in the drilling campaign technical report.

This extensive series of drilling in-fill and step-out drill holes will provide the sectional and down dip distribution of intersection points to enable the initiation of a mineral resource evaluation for the Area of Interest.

Based on the interpretation of previous results, the Deposit has two distinct components, a steeply dipping fault-controlled portion and a series of sub-horizontal bodies proximal to the structural control. The interpreted model within the confines of designated drilled area of the Property is nearly identical to the geologic and structural features hosting and controlling mineralization within the immediately adjacent initiatives.

These drill holes will continue to test both of the Deposit components, in part where previous drilling has been concentrated, but perhaps more importantly beyond areas of previous drilling.

This is especially noticeable as drilling extends southwards beyond USPR's southernmost drill hole completed to-date.

In addition to expanding the sectional drilling southward, MARIGOLD proposes a series of drill holes on 50 and 100 foot sectional separation filling in wider gaps and extending northwards beyond the continuous drill testing of previous programs. The in fill and step out drill holes presented within this program will cover approximately 2,500 feet of continuous strike extend of the designated zone deposit at drill section coverage of approximately 500 - 600 feet.

MARIGOLD is proposing that 28 drill holes be collared along the north-south trend of the designated property. This volcanic eruption zone has been linked either directly or as a mineralized splay of the gold distribution throughout the Area of Interest.

If successful, this drilling would significantly impact the upside potential of the entire Property by identifying proven reserves and additional high priority target areas with considerable expansion potential.

EXHIBIT E

US PRECIOUS METALS, INC.

RESOLUTION ADOPTED BY UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS

The undersigned, being all of the members of the Board of Directors of US Precious Metals, Inc., a

Delaware corporation (the “Corporation”), do hereby adopt the following resolutions by written consent in lieu of a meeting of the Board of Directors of the Corporation, pursuant to the Delaware

Revised Statutes:

WHEREAS, reference is hereby made to that Joint Venture and Exploration, Exploitation and Mine

Operating Agreement dated as of today’s date by and between the Corporation and Marigold Mineral

Holdings LLC (“Marigold”), a true and correct copy of which has been provided to the Board on this date

(“JV Agreement”),

WHEREAS, immediately following the execution of the JV Agreement, David Cutler, Michael Volkov and

Hans Hertell did resigned in all capacities with the Corporation and Daniel H. Luciano did resign as counsel to the Corporation, leaving the undersigned as the sole members of the Corporation’s Board of Directors,

WHEREAS, as a condition of the JV Agreement, the Corporation has entered into the Mutual Release

Agreement with David Cutler (former officer and director of the Corporation), Daniel H. Luciano (former officer, director and attorney of the Corporation), Hans H. Hertell (former officer and director of the

Corporation) and Michael Volkov (former director of the Corporation) (a true and correct copy of which is attached hereto) (“Mutual Release Agreement”),

WHEREAS, the current Board of Directors of the Corporation for good and valuable considerations,

desires to adopt, ratify, confirm, approve and authorize the (i) resignations of David Cutler, Hans H.

Hertell, Michael Volkov and Daniel H. Luciano in all capacities from the Corporation, (ii) the JV

Agreement and (iii) Mutual Release Agreement,

NOW THEREFORE, it is:

RESOLVED, that the Board of Directors of the Corporation for good and valuable consideration, do hereby adopt, ratify, confirm, approve, and authorize the (i) resignations of David Cutler, Hans H.

Hertell, Daniel H. Luciano and Michael Volkov in all capacities from the Corporation, (ii) the JV

Agreement and (ii) Mutual Release Agreement, as well as the execution of any other documents or instruments contemplated therein or as deemed necessary by any officer of the Corporation to effectuate the purpose and intent of such actions or agreements, and

RESOLVED FURTHER, that the Board of Directors of the Corporation do hereby ratify, confirm,

approve, and authorize all actions heretofore taken by any current or former officer, director or attorney,

in connection with the negotiation, execution, and delivery of the JA Agreement and/or Mutual Release

Agreement, as well as all other actions necessary to effect the purpose and intent of the such agreements.

RESOLVED FURTHER, that the Board of Directors effective immediately do hereby change the office address of the Corporation to 26 Columbia Turnpike, Suite 103, Florham Park, NJ 07932.

1

IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors of the Corporation, have hereunto executed the foregoing effective as of January 10, 2017.

_________________

Paul Michael Muncy

_________________

Michael Green

_________________

John Leufray

EXHIBIT F

TO

JOINT VENTURE, EXPLORATION, DEVELOPMENT AND MINE OPERTING AGREEMENT

BY AND BETWEEN

MARIGOLD MINERALS & HOLDINGS, INC.

AND

US PRECIOUS METALS INC.

10-Jan-17

ASSUMED OBLIGATIONS

MXN Pesos

US $

US $

USPR MEXICO

July 31 2016 mining rights

2,371,448

Rent for mining concessions

293,540

Additional payment re mining concessions

33,884

Warehouse rent - January 2017

28,662

Truck insurance

20,215

Utilities

2,661

Translated @

21.3439

2,750,410

128,862

USPR US

ACT Holdings

456,716

Typenex(1)

347,762

Ritson (3)

100,000

Foote(2)

98,000

(1) on January 7, 20017, Typenex filed a Motion for Summary Judgement. USPR's response is due 1/20/17.

Copy of the Typenex Note and Motion for SJ have been provided to Marigold.

(2) Foote is a judgement creditor and has taken post judgement discovery.

June - July 2016 Notes

Michael J Knight(3)

10,000

Patrick Charles Hund

5,000

Antonio Pinto(3)

10,000

Dominic Cammarota(3)

10,000

Robert O'Mara(3)

7,500

John Christensen(3)

20,000

Imtiaz Madni(3)

5,000

Core Fund LP(3)

300,000

Accrued interest

18,375

Total June - July 2016 Notes

385,875

Covertible Loan Note - Knight (3)

50,000

(3) Copies of investment documents have been provided to Marigold.

Total Assumed Obligations

1,567,215

OTHER OBLIGATIONS

USPR MEXICO

Intercore

Principal

4,718,862

Interest

6,299,421

Micro Tuneles

2,314,580

Payroll taxes

428,099

Professional fess - accounting

308,000

Unpaid salaries

287,911

Translation fees

31,058

Legal fees

24,050

Translated @

21.3439

14,411,981

675,227

USPR US

2010 - 2012 Convertible Debentures*

Brynjolfsson, J.(4)

Principal

350,000

Interest

443,704

Browne, Richard & Bonnie

Principal

25,000

Interest

27,364

Willis, William & Dori

Principal

25,000

Interest

27,353

Lowell Blankfort

Principal

50,000

Interest

54,685

Griswold, Lincoln

Principal

100,000

Interest

105,644

(4) Amount may be barred by Delaware Statute of Limitations

Total 2010 - 2012 Convertible Debentures

1,208,751

Blank Rome

173,226

JMJ Convertible Promissory Note(5)

Principal VI

83,333

Accrued interest VI

20,000

Total JMJ Convertible Promissory Note

103,333

Accrued Salaries

Mike Flouresch

16,000

Edgar Choueiri

14,000

Dave Burney

14,000

John Gildea

34,000

78,000.00

Union Capital(5)

Principal II

56,500

Accrued interest II

2,785

Total Union Capital

59,285

JSJ Investments(5)

Principal II

50,000

Accrued Interest II

6,364

Total JSJ Investments

56,364

Adar Bays LLC(5)

Principal II

39,167

Accrued interest II

6,288

Total Adar Bays LLC

45,455

Vista(5)

Principal II

24,295

Accrued Interest II

13,333

Total Vista

37,629

Lucas G Hoppel - Agreed Settlement(5)

26,500

(5) Copies of Notes provided to Marigold

State & Federal Taxes

16,935

Payables > 5 years old

All Road Communications

Borer Financial Communications, Inc.

2,661

Conference Call.Com

1,419

Kitco Metals, Inc.

1,600

Languages Limited, Inc.

830

NYSE Market, Inc.

Paracorp, Inc.

175

Regus Business Center

Tom Boccieri

500

United Healthcare

5,260

14,749

Current Payables

Equisolve

2,097

Issuer Direct

John Profita

5,000

Julian D Jensen PC

3,870

11,882

Total Other Obligations

2,507,335

Total of Assumed and Other Liabilities

4,074,550

* Not all agreements available

Other Disclosures

1. USPR has approximately 301,615,310 shares of common stock issued and outstanding and has 194,000 Series B Preferred Stock oustanding, as of this date.

2. USPR has obligation to issue approximately 33,193,269 additional shares under common stock subscription agreements.

3. USPR has reserved with its transfer agent approximately 30,000,000 shares for convertible note holders.

AMENDMENT TO JOINT VENTURE EXPLORATION, EXPLOITATION & MINE OPERATING AGREEMENT AND CLOSING ACKNOWLEDGMENT AGREEMENT

This Amendment to Joint Venture Exploration, Exploitation & Mine Operating Agreement and Closing Acknowledgment Agreement (hereinafter referred to as the “Amendment Agreement”), entered into this 28th day of March, 2017, U.S. PRECIOUS METALS, INC. (“USPR’) on the one hand, and MARIGOLD MINERAL HOLDINGSW, LLC (“MARIGOLD), RESOURCE TECHNOLOGY CORPORATION (“RTC”), PLASMAFICATION TECHNOLOGY HOLDINGS, LLC (“PTH”), GENNARO PANE (“Pane”), JOSEPH SPANO (“Spano”), BARRINGTON SCHNEER (“Schneer”), and CHAD ALTIERI (“Altieri”), on the other hand.  (USPR, RTC, PTH, Pane, Spano, Schneer and Altieri may be referred to herein individually as a “Party” or collectively as the “Parties,” hereby agree as follows.

WHEREAS, on January 10, 2017 (“Effective Date”), all of the Parties, except Marigold, entered into a Settlement Agreement and Mutual Release between them; and,

WHEREAS, on the same date, and as a related event associated with the above referenced release, Marigold and USPR entered into a Joint Venture Exploration, Exploitation & Mine Operating Agreement (“Joint Venture Agreement”), which required the satisfaction of various contingencies, prior to the closing of this transaction and the overall settlement of the litigation between USPR and all of the parties excluding Marigold; and,

WHEREAS, it has taken the Parties longer than anticipated to complete all of the requirements to fully and completely close the subject transaction according to its terms, with the last contingency be satisfied or waived on the date of the execution of this Amendment Agreement.

WHEREAS, the Parties now wish to amend and modify the Joint Venture Agreement by extending the closing requirements through the date of this Amendment Agreement and acknowledge that all matters relating to the Settlement Agreement and Mutual Release and the Joint Venture Agreement have either occurred or been waived.

NOW, THEREFORE, for good and valuable consideration exchanged, including the promises contained herein and the above recitals, which are incorporated herein by reference, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.  All of the Parties to the Joint Venture Agreement do hereby amend and modify the Joint Venture Agreement by extending the closing requirements through the date of this Amendment Agreement and further do hereby ratify and confirm that all of the conditions for the closing of the Joint Venture Agreement and for the releases contained in the Settlement Agreement and Mutual Release set forth above have occurred or been waived

2. This Amendment Agreement is dated as of the date stated above but effective as of the Effective Date. Including the contents herein, the Joint Venture Agreement and the Settlement Agreement and Mutual Release are hereby ratified and confirmed by the Parties to be binding and in full force and effect as of this date.

3. The Parties acknowledge that U. S. Precious Metals, Inc. is being executed by its current officer and its former officer, David Cutler. The signature of Mr. Cutler (former officer) is limited to his officer capacity as of the Effective Date.

4. This Amendment Agreement may be executed in multiple counterparts with all such counterparts constituting an integrated document.

*****

IN WITNESS WHEREOF, the Parties have executed this Amendment Agreement as of the date set forth above.

U.S. PRECIOUS METALS, INC.

RESOURCE TECHNOLOGY

CORPORATION

By:/s/ David Cutler

By:/s/ Gennaro Pane

David Cutler

Chief Executive Officer

(as limited by paragraph 3 above)

By: /s/ Paul Michael Muncy

Paul “Michael” Muncy

Chief Executive Officer

PLASMAFICATION

GENNARO PANE

TECHNOLOGY HOLDINGS, LLC

By: :/s/ Constance Boyd

By:/s/ Gennaro Pane

JOSEPH SPANO

MARIGOLD MINERAL

 HOLDINGS LLC.

By: /s/ Joseph Spano

By:/s/ Gennaro Pane

CHAD ALTIERI

By:/Chad Altieri